JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the Act), as amended, the undersigned hereby agree to this joint filing on
Schedule 13G (including amendments thereto). Susan A. Hollister serves as authorized representative on behalf of Strong Capital Management, Inc., and with respect to the Schedules 13G filed by Richard S. Strong with Strong Capital Management, Inc. pursuant to Rule 13d-1(b)(i)(G) under the Act, serves as authorized representative to Richard S. Strong, with power of attorney.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 6th day of February, 2003.

STRONG CAPITAL MANAGEMENT, INC.

                By:   /s/ Susan A. Hollister
                Susan A. Hollister
                Assistant Executive Vice President
                Strong Capital Management, Inc.

                RICHARD S. STRONG

                By:  /s/  Susan A. Hollister
                Susan A. Hollister
                Authorized Representative
                Pursuant to Power of Attorney*

                * Filed herewith as Exhibit B




        SIGNATURE

After reasonable inquiry and to the best of our knowledge and belief, the undersigned certify that the information set forth in this statement is true, complete and correct.

                Dated:  February 6, 2003

                Strong Capital Management, Inc.

                By:     /s/ Susan A. Hollister
                Susan A. Hollister
                Assistant Executive Vice President

                Richard S. Strong

                By:      /s/ Susan A. Hollister
                Susan A. Hollister
                Authorized Representative
                Pursuant to Power of Attorney*



*Filed herewith as Exhibit B